Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

Unless otherwise specified, capitalized terms used herein but not defined herein have the meanings given to such terms in the Company’s registration statement on Form S-1, as amended, initially filed with the U.S Securities and Exchange Commission on June 16, 2023 (the “Registration Statement”).

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Merger, PIPE and Exok Transaction (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of historical financial information of the Company and Prairie LLC, adjusted to give effect to the Transactions and subsequent events as described in Note 2 below.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of the Company as of June 30, 2023 on a pro forma basis as if the subsequent events, described in Note 2 below, had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company, as applicable, for such periods on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the Transactions, summarized below, had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, (a) the Company’s audited historical consolidated financial statements and related notes for the fiscal year ended 2022 included in its Annual Report on Form 10-K for the fiscal year ended 2022, filed with the SEC on March 31, 2023, (b) the Company’s unaudited historical condensed consolidated financial statements and related notes for the three and six months ended June 30, 2023 included its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 14, 2023, (c) Prairie LLC’s audited financial statements for the period from June 7, 2022 (date of inception) to December 31, 2022 and related notes included in the Form 8-K/A, filed with the SEC on June 16, 2023, and (d) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Registration Statement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions or subsequent events, described in Note 2 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

Description of the Merger and Related Transactions

On May 3, 2023, the Company completed its previously announced Merger with Prairie LLC pursuant to the terms of the Merger Agreement, pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company.

Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” The Company continues to trade under the current name and ticker symbol “CRKR” and expects to commence trading on the OTCQB under the new name and ticker symbol “PROP” once FINRA processes the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490.

Prior to the consummation of the Merger, the Company effectuated the Restructuring Transactions in the following order and issued an aggregate of 96,436,808 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D Preferred Stock:

(i) the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

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(ii) the Original Debentures, plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) the AR Debentures in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock, and such Series D Preferred Stock shall automatically convert into shares of Common Stock at a price of $0.175 per share immediately after the Uplisting;

(iii) accrued fees payable to the Board in the amount of $110,250 were converted into shares of Common Stock;

(iv) accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital were converted into shares of Common Stock; and

(v) all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

Prior to the Closing, the Company’s then existing warrants to purchase shares of Common Stock and Series B Preferred Stock and options to purchase shares of Common Stock were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof (other than warrants to purchase approximately 1.54 million shares of Common Stock).

At the Effective Time, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 65,647,676 shares of Common Stock.

At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into Options to acquire 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved, and the Company entered into the Option Agreements with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

In addition, the Company consummated the previously announced purchase of oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres from Exok for $3,000,000 pursuant to the Exok Agreement.

To fund the Exok Transaction, the Company received an aggregate of approximately $17.38 million in proceeds from the PIPE Investors, and the PIPE Investors were issued PIPE Preferred Stock, with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $0.175 per share, and 100% warrant coverage for each of the Series A Warrants and Series B Warrants in the PIPE pursuant to the Securities Purchase Agreement entered into with each PIPE Investor.

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. See Note 1 for further discussion.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments do not consider borrowings and financings that may have occurred subsequent to May 3, 2023 other than the Series E PIPE described in Note 2 below and reflected in the pro forma financial information, nor do they reflect anticipated financings that may occur in the normal course of business.

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Unaudited Pro Forma Condensed Combined Balance Sheet

as of June 30, 2023

	Prairie Operating	Pro Forma
	Co.	Transaction		Combined
	(Historical)	Adjustments	Note 3	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$8,551,483	$20,000,000	(a)	$10,326,483
		(18,000,000)	(b)
		(200,000)	(c)
		(25,000)	(d)
Accounts receivable	94,649	-		94,649
Prepaid expenses	381,263	-		381,263
Total current assets	9,027,395	1,775,000		10,802,395

Property and equipment
Oil and natural gas properties	3,189,031	24,111,122	(b)	27,325,153
		25,000	(d)
Cryptocurrency mining equipment	4,293,422	-		4,293,422
Less: Accumualted depreciation, depletion and amortization	(132,851)	-		(132,851)
Total property and equipment, net	7,349,602	24,136,122		31,485,724
Deposits on mining equipment	150,000	-		150,000
Total assets	$16,526,997	$25,911,122		$42,438,119

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,407,449	$-		$4,407,449
Accrued interest and expenses – related parties	19,333	-		19,333
Secured convertible debenture (related party)	1,361,000	-		1,361,000
Secured convertible debenture	1,361,000	-		1,361,000
Total current liabilities	7,148,782	-		7,148,782

Long-term liabilities:
SBA loan payable	150,000	-		150,000
Other long-term liabilities – share issuance obligation	1,235,823	-		1,235,823
Warrant liabilities	-	19,200,000	(a)	20,809,198
		1,609,198	(b)
Total long-term liabilities	1,385,823	20,809,198		22,195,021
Total liabilities	8,534,605	20,809,198		29,343,803

Commitments and contingencies				-

Mezzanine equity
Series E convertible preferred stock; $0.01 par value; zero shares issued and outstanding at June 30, 2023 (See Note 2)	-	785,600	(a)	785,600

Stockholders’ equity:
Preferred stock; 50,000 shares authorized:
Series D convertible preferred stock; $0.01 par value; 21,799 shares issued and outstanding at June 30, 2023	218	-		218
Common stock; $0.01 par value; 500,000,000 shares authorized and 175,961,698 shares issued and outstanding at June 30, 2023	1,759,617	11,319	(a)	1,962,507
		191,571	(b)
Additional paid-in capital	27,218,567	3,081	(a)	31,332,001
		4,310,353	(b)
		(200,000)	(c)
Accumulated deficit	(20,986,010)	-		(20,986,010)
Total stockholders’ equity	7,992,392	4,316,324		12,308,716
Total liabilities, mezzanine equity and stockholders’ equity	$16,526,997	$25,911,122		$42,438,119

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Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2023

	Prairie Operating	Creek Road	Pro Forma
	Co.	Miners, Inc.	Transaction		Combined
	(Historical)	January 1, 2023 through May 2, 2023 (Historical)	Adjustments	Note 3	Pro Forma

Revenue:
Cryptocurrency mining	$179,318	$73,584	$-		$252,902
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	93,244	80,140	-		173,384
Depreciation and amortization	132,851	116,724	138,339	(e)	387,914
Stock based compensation	-	170,120	-		170,120
General and administrative	2,921,863	1,119,277	-		4,041,140
Impairment of cryptocurrency mining equipment	16,794,688	-	-	(f)	16,794,688
Total operating expenses	19,942,646	1,486,261	138,339		21,567,246
Loss from operations	(19,763,328)	(1,412,677)	(138,339)		(21,314,344)

Other income (expense):
Interest income	43,037	-	-		43,037
Interest expense	(43,719)	(214,344)	175,964	(g)	(82,099)
Loss on adjustment to fair value - AR Debentures	(741,000)	-	-		(741,000)
Gain on adjustment to fair value - Obligation Shares	(706,185)	-	-		(706,185)
Total other income (expense)	(1,447,867)	(214,344)	175,964		(1,486,247)

Loss from operations before provision for income taxes	(21,211,195)	(1,627,021)	37,625		(22,800,591)
Provision for income taxes	-	-	-		-
Net income (loss)	(21,211,195)	(1,627,021)	37,625		(22,800,591)

Dividends on preferred stock	-	(95,472)	95,472	(h)	-
Net income (loss) attributable to common stockholders	$(21,211,195)	$(1,722,493)	$133,097		$(22,800,591)

Income (loss) per common share:
Loss per share from continuing operations, basic and diluted	$(0.38)	$(0.14)	$-		$(0.30)
Loss per share, basic and diluted	$(0.38)	$(0.14)	$-		$(0.30)
Weighted average common shares outstanding, basic and diluted - Note 3(i)	56,385,516	12,246,036	-		76,674,495

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Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

	Prairie Operating	Creek Road	Pro Forma
	Co., LLC	Miners, Inc.	Transaction		Combined
	June 7, 2022 (date of inception) through December 31, 2022 (Historical)	(Historical)	Adjustments	Note 3	Pro Forma

Revenue:
Cryptocurrency mining	$-	$517,602	$-		$517,602
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	-	1,071,458	-		1,071,458
Depreciation and amortization	-	658,080	117,748	(e)	775,828
Stock based compensation	-	2,681,201	-		2,681,201
General and administrative	461,520	3,606,522	-		4,068,042
Impairment of mined cryptocurrency	-	107,174	-		107,174
Total operating expenses	461,520	8,124,435	117,748		8,703,703
Loss from operations	(461,520)	(7,606,833)	(117,748)		(8,186,101)

Other income (expense):
Realized loss on sale of cryptocurrency	-	(127,222)	-		(127,222)
Impairment on fixed assets	-	(5,231,752)	-	(f)	(5,231,752)
Loss on sale of investment	-	(19,104)	-		(19,104)
PPP loan forgiveness	-	197,662	-		197,662
Interest expense	-	(613,827)	368,202	(g)	(245,625)
Loss on adjustment to fair value - AR Debentures	-	-	-
Gain on adjustment to fair value - Obligation Shares	-	-	-
Total other income (expense)	-	(5,794,243)	368,202		(5,426,041)

Loss from operations before provision for income taxes	(461,520)	(13,401,076)	250,454		(13,612,142)
Provision for income taxes	-	-	-		-
Income (loss) from continuing operations	(461,520)	(13,401,076)	250,454		(13,612,142)

Discontinued operations:
Income (loss) from discontinued operations	-	(17,738)	-		(17,738)
Net loss from discontinued operations	-	(17,738)	-		(17,738)

Net loss	$(461,520)	$(13,418,814)	$250,454		$(13,629,880)

Dividends on preferred stock	-	(364,384)	364,384	(h)	-
Net income (loss) attributable to common stockholders	$(461,520)	$(13,783,198)	$614,838		$(13,629,880)

Loss per common share:
Loss per share, basic and diluted	-	$(1.18)	-		$(0.07)
Weighted average common shares outstanding, basic and diluted - Note 3(i)	-	11,648,878	-		196,250,677

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Note 1. Basis of Pro Forma Presentation

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of the Company as of June 30, 2023 on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the subsequent events, described in Note 2 below, had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company for such periods on a pro forma basis as if the Transactions had been consummated on January 1, 2022.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding, assuming the Transactions occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the audited historical financial statements of each of Prairie LLC and the Company and the notes thereto, the unaudited historical financial statements of the Company and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” contained in the Registration Statement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions or subsequent events, described in Note 2 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

Note 2. Subsequent Events

On August 14, 2023, Prairie LLC exercised the Exok Option and purchased oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 20,328 net mineral acres in, on and under approximately 32,695 gross acres from Exok. The Company paid $18.0 million in cash to Exok and issued equity consideration to certain affiliates of Exok, consisting of (i) 19,157,123 shares of Common Stock, at a per share price of approximately $0.22, which represents the volume-weighted average price per share of Common Stock as reported by Bloomberg, L.P. for 20 consecutive trading days ending on August 14, 2023, the date Prairie LLC exercised the Exok Option, and (ii) an equal number of Exok Warrants.

To fund the Exok Option Purchase, the Company entered into a securities purchase agreement with O’Neill on August 15, 2023, pursuant to which O’Neill agreed to purchase, and the Company agreed to sell to O’Neill, for an aggregate of $20.0 million, securities consisting of (i) 1,131,856 shares of Common Stock, (ii) 20,000 shares of Series E Preferred Stock and (iii) Series E PIPE Warrants to purchase 228,571,428 shares of Common Stock, in a private placement.

The Exok Option Purchase and the Series E PIPE closed on August 15, 2023. All pro forma adjustments relating to these events (see Note 3) are preliminary estimates and are subject to change.

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Note 3. Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

a)	Reflects gross proceeds from the Series E PIPE of $20.0 million and issuance of 1,131,856 shares of Common Stock, 20,000 shares of Series E Preferred Stock, 114,285,714 Series A warrants and 114,285,714 Series B warrants.

b)	Reflects payment in the amount of $18.0 million, issuance of 19,157,123 shares of Common Stock and 19,157,123 warrants for leasehold acquisition of the Exok Option Assets.

c)	Reflects transaction costs associated with the Series E PIPE.

d)	Reflects transaction costs associated with the acquisition of the Exok Option Assets.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022 are as follows:

e)	Reflects the adjustment to depreciation expense due to fair value allocated at the Merger and useful life of the acquired assets.

f)	Pursuant to the requirements of Article 11 of Regulation S-X, the $16.6 million adjustment required to write-off the excess of the allocated purchase price of the Merger over the fair value of the acquired net assets is not included in the combined statement of operations for the year ended December 31, 2022 as it is nonrecurring. It is included in the historical combined statement of operations of the Company for the six months ended June 30, 2023.

g)	Reflects the adjustment to interest expense from the conversion of notes payable and the Original Debentures.

h)	Reflects the adjustment to dividends due to the conversion of preferred stock upon the Merger.

i)	Reflects weighted average shares of Common Stock after the impact of the Transactions. Shares of Common Stock issuable upon conversion of AR Debentures, Series E Preferred Stock, Series D Preferred Stock, Series A Warrants, Series B Warrants, options and warrants were excluded in the calculation of diluted net earnings per share as inclusion would have been anti-dilutive. The following table sets forth the computation of pro forma weighted average shares of Common Stock for the six months ended June 30, 2023 and year ended December 31, 2022:

	Six months ended June 30, 2023	Year ended December 31, 2022

Weighted average shares of Common Stock outstanding, basic and diluted (prior to the Transactions)	—	—

Net adjustment upon consummation of the Transactions to reflect the issuance of shares of Common Stock	56,385,516	175,961,698

Adjustment upon issuance of shares of Common Stock associated with the Exok Option Purchase and Series E PIPE	20,288,979	20,288,979

Weighted average shares of Common Stock outstanding, basic and diluted (Pro Forma)	76,674,495	196,250,677

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